SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report June 24, 2002

Commission File Number 000-27261

CH2M HILL Companies, Ltd.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)		93-0549963 (I.R.S. Employer Identification Number)

6060 South Willow Drive, Greenwood Village, CO (Address of principal executive offices)		80111-5142 (Zip Code)
(303) 771-0900 (Registrant's telephone number, including area code)

Form 8-K

Item 5. Other Events.

Effective July 1, 2002, CH2M HILL Companies, Ltd. ("CH2M HILL") retained Neidiger, Tucker and Bruner, Inc. ("NTB") to manage its internal market. NTB, a retail broker headquartered in Denver, Colorado, is not affiliated with CH2M HILL. Individual stock ownership account records will be maintained by CH2M HILL, which will act as its own transfer agent.

NTB will replace Buck Investment Services, Inc. ("BIS") that managed the internal market for CH2M HILL since the program's inception in 2000. BIS internal market services contract expires on June 30, 2002.

CH2M HILL's internal market is managed through an independent broker. The broker effects trades on the internal market at the stock price set by the CH2M HILL Board of Directors. The broker does not play a role in determining the price of CH2M HILL common stock. The broker acts on instructions from the buyers and sellers and in accordance with the internal market rules adopted by the CH2M HILL Board of Directors and described in the CH2M HILL's prospectus.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits.
Exhibit Number __________________	Description ____________________________________________
99.1	Internal Market Brokerage Services Agreement between CH2M HILL Companies, Ltd. and Neidiger, Tucker, Bruner, Inc.
99.2	Internal Market Rules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.
Date: June 24, 2002	By: /s/ Samuel H. Iapalucci Samuel H. Iapalucci
Its: Executive Vice President and Chief Financial Officer